EXHIBIT 10.3

                                                       EXECUTION VERSION

                        FOURTH AMENDMENT AND WAIVER
                        ---------------------------

     This FOURTH AMENDMENT AND WAIVER (this "Fourth Amendment and Waiver") is dated as of August 18, 2004 and is entered into by and between DAN RIVER INC., a Georgia corporation, as debtor and debtor in possession (the "Borrower") and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as the Agent for the Lenders under the Credit Agreement referred to below (in such capacity, the "Agent").

                                 RECITALS:

     WHEREAS, pursuant to that certain Post-Petition Credit Agreement, dated as of April 1, 2004, by and among (among others) the Borrower, the Agent and the lenders from time to time party thereto (collectively, the "Lenders") (as amended by the Amendment thereto, dated May 27, 2004, the Second Amendment thereto, dated July 20, 2004, the Third Amendment thereto, dated July 31, 2004, and as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), the Lenders have agreed to make certain Loans and issue certain Letters of Credit to and for the benefit of the Borrower;

     WHEREAS, certain Defaults and Events of Default have occurred and are continuing (or will occur and will be continuing) under Section 9.1(b) of the Credit Agreement due to the Borrower's failure to satisfy the financial covenant set forth in Section 8.1(a) regarding minimum Operating EBITDA (the "EBITDA Default");

     WHEREAS, the Agent, upon the written consent of the Majority Lenders, is willing to waive the EBITDA Default for a limited period of time and agree to certain amendments to the Credit Agreement, provided that the Borrower complies with the terms of this Fourth Amendment and Waiver and the Credit Documents; and

     WHEREAS, unless otherwise defined herein, capitalized terms used in this Fourth Amendment and Waiver shall have the same definitions as are contained in the Credit Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and incorporating the foregoing recitals herein, the parties hereto agree as follows.

                                SECTION I.
                              ACKNOWLEDGMENTS

     1.1 Acknowledgment of Events of Default; Enforceability of Credit Agreement and Credit Documents; Waiver of Defenses. The Borrower acknowledges that: (i) the EBITDA Default has occurred and is continuing under the Credit Agreement and constitutes a Default and Event of Default thereunder; (ii) to the extent that the Final Order, the Credit Agreement or any of the other Credit Documents require notification by the Agent or the Lenders of the existence of a Default or Event of Default and of an opportunity for the Borrower to cure such Default or Event of Default, such notice and period for cure have been properly given or such requirements have been or are hereby waived by the Borrower; (iii) as a result of the EBITDA Default, and but for the waiver provided for in this Fourth
Amendment and Waiver, the Agent, on behalf of the Secured Parties, and/or the other Secured Parties, without the need for further notice or declaration with respect to the EBITDA Default to the Borrower or any other entity, would be entitled to exercise any and all of their rights and remedies under the Credit Agreement and the other Credit Documents (subject to the Final Order); (iv) the Credit Agreement and the other Credit Documents are valid legal agreements, enforceable against the Borrower and each of its Subsidiaries that is a party to any such Credit Document in every respect and all of the terms and conditions thereof are binding upon the Borrower and such Subsidiaries (subject to the Final Order); (v) the Loans and other Obligations owing to the Lenders under the Credit Agreement and the other Credit Documents represent the legal obligations of the Borrower without defense, offset or counterclaim, and (vi) no defenses, set-offs or counterclaims exist with respect to the enforcement by the Agent or any Secured Party of their respective rights under the Credit Agreement or any other Credit Document; provided, however, to the extent that any such defenses, set-offs or counterclaims exist, the Borrower and each such Subsidiary hereby waive any and all such defenses, set-offs and counterclaims which either the Borrower or any such Subsidiary may have or claim to have relating to or arising from the transactions reflected in the Credit Documents or to the enforcement by the Agent or the other Secured Parties of their respective rights and remedies under the Credit Agreement, the other Credit Documents and applicable law. Nothing contained in this Fourth Amendment and Waiver shall be interpreted to effect a waiver of any notification requirement, defense, set-off or counterclaim, if any, arising after the date of this Fourth Amendment and Waiver.

     1.2 Acknowledgment of Indebtedness. The Borrower acknowledges that as of August 17, 2004, the Borrower was indebted to the Secured Parties in the aggregate principal amount of $104,946,393.64, in the form of outstanding Loans and Letters of Credit under the Credit Agreement (together with interest thereon and certain fees payable in connection therewith, but exclusive of any expenses and other amounts payable thereunder), as more particularly set forth on Schedule 1.2 attached hereto. The Borrower acknowledges such amounts are outstanding under the Credit Agreement and continue to be owed to the Secured Parties along with all other amounts for accrued interest, fees, costs and expenses and that such other amounts shall continue to accrue under the Credit Agreement.

     1.3 Acknowledgment of Liens and Grant of Security Interests. The Borrower acknowledges that it has granted the Agent, for the benefit of the Secured Parties, security interests in and liens upon the Collateral pursuant to the Collateral Documents and the Final Order, which security interests and liens are perfected and, except where otherwise permitted thereunder, of the first priority and which security interests and liens secure the obligations of the Borrower and the other Credit Parties to the Secured Parties under the Credit Documents. The Borrower further acknowledges the prior execution and delivery of the Collateral Documents to the Agent, for the benefit of the Secured Parties, and that, notwithstanding the execution and delivery of this Fourth Amendment and Waiver, the Collateral Documents and the Final Order remain in full force and effect and the rights and remedies of the Agent and the Secured Parties thereunder, the obligations of the Borrower and the other Credit Parties thereunder, and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.

                                SECTION II.
                             WAIVER COVENANTS

     2.1 Waiver. The Agent, upon the consent of the Majority Lenders, hereby agrees to waive during the period (the "Waiver Period") commencing on the date hereof and ending on the earlier to occur of (i) November 6, 2004 or (ii) the occurrence of a Waiver Event of Default (as defined in Section 6.1 below); in each case subject to each of the conditions set forth below.

     (a) Interest Rate. During the Waiver Period, (i) interest on any amount of overdue interest on or overdue principal of the Loans, and interest on the amount of principal under the Loans outstanding at any time during the Waiver Period, shall be payable on demand at a rate per annum equal to the rate at which the Loans are bearing interest pursuant to Sections 4.1 and 4.2 of the Credit Agreement, plus one percent (1.0%) and

(ii) the L/C Fee payable under Section 4.6 of the Credit Agreement shall be equal to one percent (1.0%) per annum above the Applicable Margin applicable to Revolving Loans that are LIBOR Rate Loans. In the event of any change in said applicable interest rate, the rate and fee hereunder shall change, effective as of the day the applicable interest rate changes, so as to remain one percent (1.0%) per annum above the then applicable interest rate.

     (b) Cash Flow Budget. Notwithstanding anything to the contrary set forth in Section 7.1(k)(ii) of the Credit Agreement, the delivery by the Borrower of the budget for the period ending November 6, 2004 as set forth on Annex I hereto (the "August 11 Budget") shall satisfy the Borrower's obligations under Section 7.1(k)(ii) for such period; provided that notwithstanding anything contained in the August 11 Budget or in the Credit Agreement to the contrary, for the period commencing on the date hereof and ending on November 6, 2004, (i) the aggregate amount of outstanding Revolving Loans shall at no time exceed $75,000,000 and (ii) the aggregate amount of Letters of Credit Obligations plus the aggregate amount of outstanding Revolving Loans shall at no time exceed $82,000,000, it being acknowledged and agreed that the failure by the Borrower to comply with the requirements set forth above shall constitute an immediate Event of Default under Section 9.1 of the Credit Agreement. For the avoidance of doubt, for purposes of determining compliance with Section 8.23 of the Credit Agreement, all references to the "Budget" in Section 8.23 shall be deemed to be references to the August 11 Budget.

     (c) Long Term Business Plan. On or before September 15, 2004, the Borrower shall deliver to the Agent and the Lenders a long-term business plan in form and substance satisfactory to, and subject to the approval of, the Agent and the Majority Lenders in their sole discretion.

     (d) Collateral Liquidation Analysis. On or before September 15, 2004, the Borrower shall deliver to the Agent and the Lenders a collateral liquidation analysis (including, without limitation, a timeline), which analysis and timeline shall be in form and substance satisfactory to, and subject to the approval of, the Agent and the Majority Lenders in their sole discretion.

     (e) Acceptable Exit Financing. The Borrower shall (i) deliver to the Agent and the Lenders a list of all financiers contacted by the Borrower and its advisors to provide exit financing on or before August 20, 2004 and shall thereafter provide weekly status reports to the Agent of progress made with respect to obtaining such exit financing and (ii) on or before
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September 30, 2004, deliver to the Agent and the Lenders a commitment letter in respect of such exit financing (containing such terms and conditions for the extension of credit as are customary for commercial lenders in the provision of exit financing to companies emerging from Chapter 11), which commitment letter shall be in form and substance satisfactory to, and subject to the approval of, the Agent and the Majority Lenders in their sole discretion.

     (f) EBITDA Covenant. During the Waiver Period, Section 8.1 of the Credit Agreement is hereby amended as set on Exhibit A hereto so that the Borrower shall not permit Operating EBITDA as of the last day of each of the applicable fiscal periods to be less than the amount set forth on Exhibit A hereto.

     2.2 Limitation. Nothing in this Fourth Amendment and Waiver, nor in any communication between the Agent and/or any of the other Secured Parties and the Borrower or any other Credit Party or any officer, agent, employee, or representative of the Borrower or any Credit Party, shall be construed as a waiver of or acquiescence to any Default or Event of Default (except as expressly set forth herein). Except as expressly provided herein, the execution and delivery of this Fourth Amendment and Waiver shall not (i) constitute an extension, modification or waiver of any aspect of the Credit Agreement or the other Credit Documents; (ii) extend the terms of the Credit Agreement or any other Credit Document or the due date of any of the Obligations; (iii) give rise to any obligation on the part of the Agent or the other Secured Parties to extend, modify or waive any term or condition of the Credit Agreement or any of the other Credit Documents; or (iv) give rise to any rights of setoff, defenses or counterclaims to the right of the Agent and the other Secured Parties to compel payment and performance of the Obligations or to otherwise enforce any of their respective rights and remedies under the Credit Agreement and the other Credit Documents. Except as expressly limited herein, the Agent and the other Secured Parties hereby expressly reserve all of their defenses, rights and remedies under the Credit Documents and under applicable law or otherwise with respect to any Default or Event of Default including, without limitation, the EBITDA Default or any Waiver Event of Default. From and after the expiration of the Waiver Period, the Agent and the other Secured Parties shall be entitled to enforce the Credit Documents without giving effect to the provisions of this Fourth Amendment and Waiver and to enforce any and all of their rights and remedies with respect thereto, whether arising under the Credit Documents, pursuant to applicable law, in equity or otherwise.

     2.3 Revolving Loans; Letters of Credit. So long as no Waiver Event of Default shall have occurred and be continuing, and notwithstanding the requirements of Section 5.2 of the Credit Agreement with respect to the existence of any Default or Event of Default, which requirements are hereby waived during the Waiver Period only as to the EBITDA Default, the Borrower shall be entitled to (i) borrow Revolving Loans and (ii) receive Letters of Credit, in each case at all times during the Waiver Period and subject to the limitations in the proviso of Section 2.1(b) hereof. Revolving Loans requested by the Borrower shall be made available to the Borrower according to the procedures for such borrowing set forth in Sections 2.1(a)(ii) and
2.2 of the Credit Agreement (including with respect to any limitations on Borrowings set forth therein). The Agent shall thereafter fund the Revolving Loan request at the direction of the Borrower by same day transfer in accordance with the Credit Agreement and the other Credit Documents. Letters of Credit shall be issued according to the procedures for issuance set forth in Article 3 of the Credit Agreement (including with respect to any limitations on such issuances set forth therein).

                               SECTION III.
                           RELEASE AND INDEMNITY

     3.1 Recognizing and in consideration of the Agent's agreement (upon the consent of the Majority Lenders) to temporarily waive the EBITDA Default as set forth in this Fourth Amendment and Waiver, the Borrower, on its own behalf and on behalf of all persons or entities claiming by, through, or under the Borrower, does hereby waive and release each of the Secured Parties and their respective officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that the Borrower ever had or now has against any of them arising out of or relating to any Secured Party's or the Agent's acts or omissions with respect to this Fourth Amendment and Waiver, the Credit Agreement, the other Credit Documents or any other matters described or referred to herein or therein. The Borrower further agrees to indemnify and hold the Agent and each Secured Party, and their respective officers, attorneys, agents, and employees harmless from any loss, damage, judgment, liability or expense (including counsel fees) suffered by or rendered against the Agent, the other Secured Parties or any of them on account of anything arising out of this Fourth Amendment and Waiver, the Credit Agreement, the other Credit Documents or any other document delivered pursuant hereto or thereto as of and including the date of this Fourth Amendment and Waiver.

                                SECTION IV.
                      REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Agent and the other Lenders as of the date hereof as follows:

     4.1 Corporate Power. The Borrower has the requisite corporate power and authority to execute and deliver this Fourth Amendment and Waiver and to perform its obligations hereunder, thereunder and under the Credit Documents. The execution, delivery and performance by the Borrower of this Fourth Amendment and Waiver, and the performance by the Borrower and by each other Credit Party of each Credit Document to which it is a party have been duly approved by all necessary corporate action of such Credit Party and no other corporate proceedings on the part of such Credit Party are necessary to consummate such transactions.

     4.2 Authorization and Enforceability. This Fourth Amendment and Waiver has been duly executed and delivered by the Borrower. Each of this Fourth Amendment and Waiver and each Credit Document is the legal, valid and binding obligation of each Credit Party party hereto and thereto, enforceable against such Credit Party in accordance with its terms, and is in full force and effect.

     4.3 Defaults. Except for the EBITDA Default, no event has occurred and is continuing that constitutes a Default or Event of Default.

     4.4 Schedules and other Information. All information contained in any schedule attached to this Fourth Amendment and Waiver or subsequently delivered pursuant to this Fourth Amendment and Waiver is or will be complete and accurate as of the date hereof or thereof.

                                SECTION V.
                        CONDITIONS TO EFFECTIVENESS

     This Fourth Amendment and Waiver shall not be effective until each of the following conditions precedent shall have been satisfied.

     5.1 Execution. The Agent, on behalf of the Lenders, shall have executed this Fourth Amendment and Waiver and shall have received counterparts of this Fourth Amendment and Waiver executed by the Borrower and acknowledged by each Guarantor.

     5.2 Representations and Warranties. Each of the representations and warranties in Section 4 above shall be true and correct as of the date of this Fourth Amendment and Waiver.

     5.3 Payment of Fees and Expenses. The Borrower shall have paid all of the accrued fees and expenses of the Agent and the Lenders (including, without limitation, the fees and disbursements of counsel for the Agent) for which invoices shall have been submitted.

     5.4 Majority Lender Consent. The Majority Lenders shall have consented in writing to the execution and delivery of this Fourth Amendment and Waiver by the Agent (or the Agent shall have received evidence satisfactory to it that such written consent has been provided).

                                SECTION VI.
                           DEFAULTS AND REMEDIES

     6.1 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default under this Fourth Amendment and Waiver (a "Waiver Event of Default") and shall constitute an immediate Event of Default under the Credit Agreement:

          (a) the Borrower or any other Credit Party shall fail to comply with any term, condition, undertaking or covenant contained in this Fourth Amendment and Waiver or in any documents or instruments executed or delivered by the Borrower or any other Credit Party in connection herewith;

          (b) there shall have occurred and be continuing any Default or Event of Default other than the EBITDA Default;

          (c) the Borrower or any other Credit Party shall have instituted or commenced any action or any legal or equitable proceeding seeking to rescind, amend, alter, revoke, terminate, or otherwise modify the provisions of this Fourth Amendment and Waiver, the Credit Agreement or any other Credit Document or any documents or instruments executed or delivered in connection herewith or therewith;

          (d) the Borrower or any other Credit Party shall challenge, or support or fail to oppose a challenge to, the perfection or priority of any lien or security interest granted or purported to be granted to the Agent, for the benefit of the Secured Parties, or shall challenge, or support or fail to oppose a challenge to, the validity, binding nature or enforceability of any term or provision of this Fourth Amendment and Waiver, the Credit Agreement or any other Credit Document, or any term or provision of the Credit Agreement or any other Credit Document shall be found or declared to be invalid, avoidable or unenforceable by any court of competent jurisdiction; or

          (e) an order of the Bankruptcy Court approving this Fourth Amendment and Waiver shall not have been entered on or prior to August 31, 2004.

     6.2 Remedies. Upon the occurrence of a Waiver Event of Default, or on or following the expiration of the Waiver Period, the waiver hereunder shall terminate and the Agent and the other Secured Parties shall thereafter have and may exercise, in their sole discretion, all of the rights and remedies set forth in the Credit Agreement and the other Credit Documents and/or under applicable law.

                               SECTION VII.
                              MISCELLANEOUS.

     7.1 Limited Effect. Except as otherwise expressly set forth herein, the Credit Agreement and each other Credit Document shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms and are hereby confirmed and ratified. To the extent that any existing provision of the Credit Agreement or any other Credit Document is inconsistent with the specific provisions of this Fourth Amendment and Waiver, the provisions of this Fourth Amendment and Waiver shall control.

     7.2 No Novation. This Fourth Amendment and Waiver shall not be deemed or construed to be a satisfaction, restatement, novation or release of the Credit Agreement or of any of the other Credit Documents or a waiver by the Agent or any Lender of any of the defenses, rights or remedies of the Agent and the Lenders under the Credit Agreement or any of the other Credit Documents or at law or in equity or otherwise.

     7.3 Reaffirmation. The Borrower hereby reaffirms each and every covenant, condition, obligation and provision set forth in the Credit Documents.

     7.4 Additional Action. The parties agree to take such further action to execute and deliver to each other such additional agreements, instruments and documents as may reasonably be required to carry out the purposes and intent of this Fourth Amendment and Waiver.

     7.5 Headings. Section headings in this Fourth Amendment and Waiver are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment and Waiver for any other purpose.

     7.6 Severability. Any provision of this Fourth Amendment and Waiver which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.7 Governing Law. THIS FOURTH AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW
PRINCIPLES.

     7.8 Counterparts. This Fourth Amendment and Waiver may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Fourth Amendment and Waiver by facsimile shall be effective as delivery of a manually executed counterpart of this Fourth Amendment and Waiver.

     7.9 Construction. The Borrower acknowledges that it has been represented by its own legal counsel in connection with the negotiation, execution and delivery of this Fourth Amendment and Waiver, that it has exercised independent judgment with respect to this Fourth Amendment and Waiver, and that it has not relied on the Agent or any Lender or on the Agent's or any Lender's counsel for any advice with respect to this Fourth Amendment and Waiver.

                         [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment and Waiver to be executed and delivered by their proper and duly authorized officers as of the date first set forth above.

                                   BORROWER:

                                   DAN RIVER INC., a Georgia corporation,
                                   as debtor and debtor in possession

                                   By:  /s/ Barry F. Shea
                                        ---------------------------
                                        Name:  Barry F. Shea
                                        Title: Executive Vice President-
                                                 Chief Financial Officer

                                   AGENT:

                                   DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                   in its capacity as Agent for and on
                                   behalf of the Lenders

                                   By:  /s/Albert Fischetti
                                        --------------------------
                                        Name:  Albert Fischetti
                                        Title:  Director
ACKNOWLEDGED BY:

GUARANTORS:

DAN RIVER INTERNATIONAL LTD., a Virginia corporation, as debtor and debtor in possession

By:  /s/ Barry F. Shea
     ---------------------------
Name:  Barry F. Shea
Title:  Executive Vice President-
          Chief Financial Officer

DAN RIVER FACTORY STORES, INC., a
Georgia corporation, as debtor and debtor in possession

By:  /s/ Barry F. Shea
     --------------------------
Name:  Barry F. Shea
Title:  Executive Vice President-
          Chief Financial Officer
                                           [signature page continues]

THE BIBB COMPANY LLC, a Delaware limited liability company, as debtor and debtor in possession

By: /s/Barry F. Shea
     -------------------------
Name:  Barry F. Shea
Title:  Executive Vice President-
          Chief Financial Officer

                                                       SCHEDULE 1.2

                 PRINCIPAL, INTEREST AND UNUSED LINE FEES
                      ON LOANS AND LETTERS OF CREDIT


Term Loans                              $29,647,703.85
Revolving Loans                         $68,600,111.10
Letters of Credit                       $ 6,539,522.20
                                        --------------

PRINCIPAL AMOUNT OF
LOANS AND LETTERS OF
CREDIT OUTSTANDING:                          $104,787,337.15


Term Loan Interest                      $ 26,568.61
Revolving Loan Interest                 $114,093.88
Unused Line Fee (Revolving Commitments) $  7,491.99
Letter of Credit Fees                   $ 10,902.01
                                        -----------

INTEREST AND UNUSED
LINE FEES OUTSTANDING:                       $159,056.49
                                             -----------


TOTAL PRINCIPAL, INTEREST AND
UNUSED LINE FEES OUTSTANDING:                $104,946,393.64
                                             ===============

                                                            EXHIBIT A

                              EBITDA Covenant
                              ---------------


     EBITDA Covenant. During the Waiver Period, Section 8.1 of the Credit Agreement is hereby amended as set forth below so that the Borrower shall not permit Operating EBITDA as of the last day of each of the fiscal periods set forth below to be less than the amount set forth below:

          Fiscal Period                 Minimum Operating EBITDA
                                              (in Dollars)

          The 1 month fiscal period          -$1,163,000
          ending August 7, 2004

          The 2 month fiscal period          -$2,061,000
          Ending September 4, 2004

          The 3 month fiscal period          -$2,748,000
          ending October 2, 2004